SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________

POST-EFFECTIVE AMENDMENT NO. 1 to
Form S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

____________________

THE DOW CHEMICAL COMPANY
(a Delaware corporation)
Executive Offices -- 2030 Dow Center
Midland, Michigan 48674

(Name, state of incorporation and address of principal executive office of registrant)

I.R.S. Employer Identification No. 38-1285128
____________________

THE DOW CHEMICAL COMPANY
1999-2000 EMPLOYEES' STOCK PURCHASE PLAN
(Full title of the plan)
_________________________

Richard L. Manetta
Corporate Vice President and General Counsel
THE DOW CHEMICAL COMPANY
2030 Dow Center
Midland, Michigan 48674

(Name and address of agent for service)

Telephone: (517) 636-1000
____________________

This Post-Effective Amendment No. 1 is being filed to amend the registration statement ("Registration Statement") on Form S-8 pursuant to which the Registrant originally registered 1,600,000 shares of its Common Stock, par value $2.50 per share (the "Stock"), for sale through The Dow Chemical Company 1999-2000 Employees’ Stock Purchase Plan (the "Plan") pursuant to Registration Statement No. 333-75125. After the Registration Statement became effective, eligible employees purchased 1,497,661 shares of the Stock under the provisions of the Plan. Accordingly, the Registrant hereby deregisters the remaining 102,339 shares of the Stock.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to Registration Statement No. 333-75125 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Michigan, on November 6, 2001.

THE DOW CHEMICAL COMPANY
(Registrant)

By: /S/ RICHARD L. MANETTA___ __
RICHARD L. MANETTA, Corporate
Vice President and General Counsel